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                                                      Exhibit 10.7


                 SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

          This Settlement Agreement and Mutual General Release ("Agreement") is made between Ronald W. Holloway ("Claimant"), on the one hand, and Guardian Bank ("Bank") and Guardian Bancorp ("Bancorp") (collectively "Releasees"), on the other hand, and is made with respect to the following facts:

          A. A dispute has arisen between Claimant and Releasees regarding Claimant's employment with Bank and his departure therefrom.

          B. The parties hereto are now desirous of settling their differences and wish to recognize the goodwill Claimant has engendered among Releasees' customers and his efforts to assist in an orderly transition of responsibilities.

          C. Based on the foregoing facts, and in exchange for the covenants contained herein, the parties hereto, and each of them, agree as follows:

          1. DEFINITIONS. As used in this Agreement, the following terms shall have the meaning indicated:

               (a) "Claims" refers to and includes all claims, demands, rights, causes of action, rights of action, rights of subrogation, rights of indemnity, rights to reimbursement, rights to payment, liens and remedies of every kind or nature whatsoever, whether the same are or any of the same is at law, in equity, or otherwise, and whether the same are or any of the same is known or unknown to the parties at the time of their execution of this Agreement.

               (b) "Obligations" refers to and includes all obligations, duties, liabilities, damages, costs, fees (including, but without limitation thereto, attorneys' fees), expenses and debts of every kind and nature whatsoever, whether the same are or any of the same is known or unknown to the parties at the time of their execution of this Agreement.

               Subject to and with reference to the definitions set forth above, the parties hereto, and each of them, execute this Agreement in favor of and for the benefit of the other as follows.

          2.   GENERAL.

               (a) It is understood that this Agreement does not constitute an admission by any of the parties of any wrongdoing whatsoever. Moreover, each of the parties specifically denies having engaged in any wrongdoing.


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               (b)  The parties have agreed to enter into this Agreement for the purpose of fully and completely settling all differences between them and in the interest of saving themselves the costs and vexation of further legal proceedings.

          3.   PAYMENTS BY RELEASEES.

               (a) Releasees shall pay Claimant the gross sum of ONE HUNDRED TEN THOUSAND, SEVEN HUNDRED FORTY-TWO DOLLARS AND NO CENTS ($110,742.00). This sum shall be allocated completely to Claimant's alleged claims for personal injury, pain, suffering, anguish, physical and emotional stress and strain (which claims Releasees deny). None of this portion of the settlement proceeds is paid as earnings, back wages, vacation or separation pay. Releasees shall not file a W2 form or a 1099 with respect to this payment. The payment called for in this subparagraph shall be made upon Claimant's delivery to Releasees of five (5) executed copies of this Agreement and the expiration of the revocation period set forth in paragraph 25 below.

               (b) On January 3, 1994, Releasees shall pay Claimant the gross sum of FIFTY-FIVE THOUSAND THREE HUNDRED SEVENTY-ONE DOLLARS AND NO CENTS ($55,371.00). This sum shall be allocated completely to Claimant's alleged claims for personal injury, pain, suffering, anguish, physical and emotional stress and strain (which claims Releasees deny). None of this portion of the settlement proceeds is paid as earnings, back wages, vacation or separation pay. Releasees shall not file a W2 form or a 1099 with respect to this payment.

               (c) On January 3, 1994, Releasees shall pay Claimant the gross sum of TWENTY-FIVE THOUSAND, FIVE HUNDRED FIFTY-FIVE DOLLARS AND EIGHTY-FIVE CENTS ($25,555.85). This payment shall be treated as a taxable payment, and all deductions required by law, calculated using the most current W4 form Claimant has filed with Releasees, shall be made from these proceeds. Releasees shall include this payment in the W2 form issued to Claimant at the end of the calendar year.

               (d) Claimant acknowledges and agrees that he shall pay any local, state or federal income taxes, penalties, fines, interest or assessments incurred as the result of any payment of monies under this Agreement. Claimant further agrees not to seek or make any claim against Releasees for any loss, cost, damage or expense if a claim or adverse determination is made in connection with the nonwithholding or other tax treatment of any of the proceeds of this settlement or any portion thereof. In addition, Claimant acknowledges and agrees that Releasees have no duty to defend against any claim or assertion made in connection with the nonwithholding or other tax treatment of the proceeds of this settlement or any portion thereof, and Claimant

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agrees to assume full responsibility for defending against any such claim or assertion. At their option, Releasees may select counsel of their choosing to represent them in connection with any claim or assertion made in connection with the nonwithholding or other tax treatment of the proceeds of this settlement. Claimant shall indemnify Releasees for the attorneys' fees and costs incurred in connection with such claim or assertion.

          4.   SALE OF AUTOMOBILE.

               (a) On January 3, 1993, Releasees shall sell to Claimant the 1988 Mercedes Benz 560 SEL which Releasees purchased but which they permitted Claimant to use while he was in Bank's employ. Subject to Claimant's providing Releasees with a copy of a written statement from a recognized Mercedes Benz dealership or other reputable source regarding the current fair market value of the vehicle, Releasees shall sell the vehicle to Claimant for $16,000.00.

               (b) Claimant shall be permitted to keep possession of the vehicle from the effective date of this Agreement until he purchases it from Releasees. During that time, Releasees shall maintain any insurance coverage currently in place on the vehicle, but Claimant shall be responsible for any maintenance or repairs needed on the vehicle. Upon the sale of the vehicle, Releasees shall have no further obligations for it (including, but not limited to, maintaining insurance), and Claimant shall then have sole and full responsibility for the vehicle (including, but not limited to, securing and maintaining insurance).

          5. TELEPHONES. Releasees shall transfer the car phone and portable phone they permitted Claimant to use while in Bank's employ at an imputed income of $100 each.

          6. OUTPLACEMENT. At Releasees' expense, the outplacement firm of Lee Hecht Harrison shall prepare a formal resume for Claimant's use to Claimant's reasonable satisfaction.

          7. INSURANCE. Bank shall continue to provide Claimant his current health, life and long-term disability insurance benefits for a six (6) month period commencing on the effective date of this Agreement. Thereafter, with respect to the health insurance, Claimant shall be entitled to exercise his rights under the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). Bank shall timely provide Claimant notice of his rights under and forms needed to make the elections provided by COBRA.


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          8.   RELEASE.

               (a) Claimant does hereby agree to fully, finally and forever release, quitclaim and discharge Releasees, and each of them, and each of their officers, directors, shareholders, agents, employees, attorneys, trustees, administrators, accountants, successors, assigns, insurance carriers and/or administrators, affiliates and related organizations and any or all of them from any and all claims, liabilities, demands, debts, accounts, obligations, actions and causes of action, known or unknown, at law or in equity, which he may have or claimed to have had, arising at any time in the unlimited past to and including the date of this Agreement, including, but without limiting the generality of the foregoing, any and all matters arising out of or in any manner whatsoever connected with his employment with Bank and his departure therefrom.

               (b) Without limiting the generality of the foregoing, Claimant acknowledges and agrees that among the claims released are any and all claims pursuant to Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Equal Pay Act, the Americans with Disabilities Act, the California Fair Employment and Housing Act, the California Equal Pay Act, the Fair Labor Standards Act, the California Labor Code, any Wage Order promulgated by the Industrial Welfare Commission, the California Unemployment Insurance Code, any breach of an express, written, oral or implied contract, breach of an implied covenant of good faith and fair dealing, tortious wrongful discharge based on a breach of any state or federal public policy, fraud, negligent misrepresentation, defamation, libel, slander, negligence and intentional or negligent infliction of emotional distress.

               (c) Claimant further acknowledges and agrees that this Agreement shall operate as a complete bar of any and all litigation, charges, complaints, grievances, arbitrations, or demands of any kind whatsoever which arose at any time in the unlimited past to and including the date of this Agreement, regardless of whether they are pending or contemplated, or might at any time be filed including, but without limiting the generality of the foregoing, any and all matters arising out of or in any manner whatsoever connected with his employment with Bank and his departure therefrom. Each and all of the aforesaid claims or potential claims, are hereby fully and finally settled, compromised and released.

               (d) The parties expressly agree that the above release of claims does not include any claim Claimant may have under the California Workers' Compensation Law or the terms of Bank's disability insurance policy for any injuries Claimant may contend he suffered while in Bank's employ.

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Claimant acknowledges and agrees that he is releasing any other claim
(including, without limitation, any third party action) he may have against Releasees, or any of them, or any of their directors, shareholders, officers, employees or agents, arising out of any such injuries.

               (e) Claimant acknowledges that he has been advised by legal counsel and is familiar with the provision of Section 1542 of the California Civil Code, which provides as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTORS.

               (f) Being aware of said Code section, Claimant hereby expressly waives and relinquishes any rights or benefits he may have thereunder, as well as under any other state or federal statutes or common law principles of similar effect.

               (g) Releasees do hereby agree to fully, finally and forever release, quitclaim and discharge Claimant and each of his attorneys, agents, successors and assigns and any or all of them from any and all claims, liabilities, demands, debts, accounts, obligations, actions and causes of action, known or unknown, at law or in equity, which they may have or claimed to have had, arising at any time in the unlimited past to and including the date of this Agreement, including, but without limiting the generality of the foregoing, any and all matters arising out of or in any manner whatsoever connected with Claimant's employment with Bank and his departure therefrom.

               (h) Releasees further acknowledge and agree that this Agreement shall operate as a complete bar of any and all litigation, charges, complaints, grievances, arbitrations, or demands of any kind whatsoever which arose at any time in the unlimited past to and including the date of this Agreement, regardless of whether they are pending or contemplated, or might at any time be filed including, but without limiting the generality of the foregoing, any and all matters arising out of or in any manner whatsoever connected with Claimant's employment with Bank and his departure therefrom. Each and all of the aforesaid claims are hereby fully and finally settled, compromised and released.

               (i) Releasees acknowledge that they have been advised by legal counsel and are familiar with the provision of Section 1542 of the California Civil Code, which provides as follows:


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          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES
          NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTORS.

               (j) Being aware of said Code section, Releasees hereby expressly waive and relinquish any rights or benefits they may have thereunder, as well as under any other state or federal statutes or common law principles of similar effect.

          9. LETTER OF RECOMMENDATION/REFERENCES. Upon request from Claimant, Releasees will issue a copy of the letter of recommendation attached hereto as Exhibit A to such persons as Claimant may direct. A copy of the letter of recommendation shall also become a permanent part of Claimant's personnel file. Apart from the obligations set forth in this paragraph, Releasees shall have no obligation to provide references on Claimant's behalf.

          10. SUCCESSORS AND ASSIGNS. All agreements, acknowledgments, declarations, representations, understandings, promises, warranties, authorizations and instructions made, and all understandings expressed by the parties hereto, and each of them, in this Agreement and all benefits accruing under this Agreement apply to and bind the respective makers of said agreements, acknowledgments, declarations, representations, understandings, promises, warranties, authorizations, instructions and expressions of understanding, and also all of their respective heirs, officers, directors, agents, servants, employees, attorneys, shareholders, affiliates, subsidiaries, parent entities, firms, predecessors, successors and assigns, and also all other persons, firms, corporations, associations, partnerships and entities in privity with or related to or affiliated with any such person, firm, corporation, association, partnership or entity.

          11. MODIFICATION. This Agreement may not be modified except by a writing signed by each of the parties hereto, or their duly authorized representatives.

          12. APPLICABLE LAW. This Agreement shall, in all respects, be interpreted, construed and governed by and under the domestic laws of the State of California.

          13.  ARBITRATION.

               (a) Any dispute regarding any aspect of this Agreement (including but not limited to its formation, performance or breach) or any act which allegedly has or would violate any provision of this Agreement ("Arbitrable Dispute"),


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except for a dispute arising out of an alleged violation of paragraph 14, will be submitted to arbitration in Los Angeles County, California, before an experienced employment arbitrator licensed to practice law in California and selected in accordance with the Model Employment Arbitration Procedures of the American Arbitration Association. Each party shall pay the fees of their respective attorneys, the expenses of their witnesses and any other expenses connected with presenting their claim. Other costs of the arbitration, including the fees of the arbitrator, cost of any record or transcript of the arbitration, administrative fees and other fees and costs shall be borne equally by the parties, one-half by Claimant, on the one hand, and one-half by Releasees, on the other hand.

               (b) Should either party to this Agreement hereafter institute any legal action or administrative proceeding against the other with respect to any Claim waived by this Agreement or pursue any Arbitrable Dispute by any method other than through arbitration, the responding party shall be entitled to recover from the initiating party all damages, costs, expenses and attorneys' fees incurred as a result of such action.

          14.  PROPRIETARY INFORMATION.

               (a) Claimant agrees that he will not in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any third party, any information he obtained during the course and scope of his employment with Releasees regarding the identity of Releasees' customers, the business transacted with them, the nature of the services provided by Releasees and the prices charged for such services, and any other information that constitutes a "trade secret" under California law.

               (b)  Claimant further agrees that as of the date he delivers five
(5) executed copies of this Agreement to Releasees' attorney, he has returned to Releasees all originals and all copies of all the Releasees' documents or other business records within his possession, custody or control, including without limitation, manuals, documents, files, reports, studies, instruments or other material used and/or developed by Claimant during his employment with Releasees, and letters, memoranda, notes, reports, tables, charts, photographs, video and audio tapes and transcriptions of such tapes, computer records (including without limitation any and all computer disks, computer tapes, and electronic or "E" mail).


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          15.  RELEASEES' PROPERTY.  Claimant represents and agrees that, except as set forth above, on or before the date he delivers five (5) executed copies of this Agreement to Releasees, in addition to the items identified in Paragraph 14, above, he turned over to Releasees all files, memoranda, records, other documents, badges, keys, credit cards and any other physical or personal property which are or were the property of Releasees which Claimant had in his possession, custody or control.

          16. SEVERABILITY. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other paragraphs shall remain fully valid and enforceable. This Agreement shall survive the termination of any terms or conditions contained herein.

          17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

          18.  CONFIDENTIALITY.

               (a) Claimant agrees that he will not disclose, directly or indirectly, whether individually or by or through an agent, representative, attorney or other person, the existence of this Agreement or its terms or conditions except (a) as required by law, or (b) to his spouse, financial, accounting or legal advisors and further agrees that he will take reasonable steps to ensure against disclosure of the existence or terms of this Agreement by such persons.

               (b) Releasees agree that they will not disclose, directly or indirectly, whether individually or by or through an agent, representative, attorney or other person, the existence of this Agreement or its terms or conditions except (a) as required by law, including (without limitation) responding to any request for such information from any state or federal governmental agency to which they are subject to regulation, or setting forth such information in public disclosure statements or reports, to the extent required by law, (b) to such of its directors, officers, employees or agents who need such information in order to effectuate the terms of the Agreement. Releasees will take reasonable steps to ensure against disclosure of the existence or terms of this Agreement by such persons. Nothing contained herein shall prevent the parties from discussing the terms and conditions of the Agreement with each other.

          19. INDEMNIFICATION. As a further material inducement to Releasees to enter into this Agreement, Claimant hereby agrees to indemnify and hold Releasees, and each of them, harmless from and against any and all loss, costs, damages, or expenses,


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including, without limitation, attorneys' fees incurred by Releasees, or any of them, arising out of any breach of this Agreement by Claimant or the fact that any representation expressly made herein by Claimant was false when made.

          20. NO DISPARAGEMENT. The parties shall take no action of any type and make no statement of any type which harms, tends to harm, inconveniences, embarrasses, is against the best interest of, or brings into disrepute the other or any of their respective employees, officers, executives, directors, shareholders, staff members, agents, related organizations, successors or assigns.

          21. ENTIRETY OF AGREEMENT. The parties hereto acknowledge and agree that this instrument and any other instruments specifically referred to herein constitute and contain the entire agreement and understanding concerning the subject matter between the parties and supersede and replace all prior negotiations and proposed agreements, whether written or oral. The parties, and each of them, warrant that no other party or any agent or attorney of any other party has made any promise, representation or warranty whatsoever not contained herein to induce them to execute this instrument and the other documents referred to herein. The parties, and each of them, represent that they have not executed this instrument or the other documents in reliance on any promise, representations or warranty not contained herein.

          22. CONSTRUCTION. The parties hereto acknowledge and agree that the language of this instrument shall be construed as a whole according to its fair meaning and not strictly for or against any of the parties.

          23. HEADINGS. The various headings in this Agreement are inserted for convenience only and shall not be deemed a part of or in any manner affect this Agreement or any provisions hereof.

          24. CONSULTATION WITH ATTORNEY, COMPLETE UNDERSTANDING OF AGREEMENT AND ACKNOWLEDGMENT OF RECEIPT OF CONSIDERATION. Claimant acknowledges that he was represented by independent legal counsel in connection with the negotiation and execution of this Agreement. Claimant further acknowledges that he was advised that he had a period of twenty-one (21) calendar days in which to consider and execute this Agreement. Claimant acknowledges that he consulted with his attorney before signing this Agreement, that Claimant has carefully read and fully understands all the provisions of this Agreement and that he is voluntarily entering into it. Claimant further acknowledges that the payments and other consideration which he is receiving


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pursuant to this Agreement represent consideration in addition to any payment of value to which he is already entitled.

          25. EFFECTIVE DATE OF AGREEMENT. Claimant further acknowledges and understands that he has seven (7) calendar days from the date on which he executes this Agreement to revoke it. Any such revocation must be made in a signed writing delivered to Debby Manning, Guardian Bank, 800 South Figueroa Street, Los Angeles, California 90017, no later than 5:00 p.m. on the seventh day after Claimant signs this Agreement. If Claimant revokes this Agreement, it shall not be effective or enforceable and Claimant will not receive any of the benefits described in this Agreement. The Agreement shall not be effective until the expiration of this revocation period.


Dated: 11/26/93               GUARDIAN BANCORP


                              By:           H. Fletcher
                                   --------------------------------
                              Title:         President
                                      -----------------------------


Dated: 11/26/93               GUARDIAN BANK


                              By:           H. Fletcher
                                   --------------------------------
                              Title:         President
                                      -----------------------------


Dated: 11/26/93                         Ronald W. Holloway
                              -------------------------------------
                                        RONALD W. HOLLOWAY


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